Exhibit 4.2

KORTH DIRECT MORTGAGE, LLC

MORTGAGE SECURED NOTES

TRUST INDENTURE AND SECURITY AGREEMENT

(RULE 144A OFFERINGS)

DATED AS OF SEPTEMBER 20, 2018

DELAWARE TRUST COMPANY

AS TRUSTEE

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1Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

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INDENTURE dated as of September 20, 2018, by and between Korth Direct Mortgage LLC, a Florida Limited Liability Company (the “Company”), and Delaware Trust Company, a state chartered trust company incorporated and existing under the laws of Delaware, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time-to-time of special limited obligations of the Company referred to as Mortgage Secured Notes (herein called the “Notes”) to be issued in series and individually secured by a specific mortgage CM Loan as provided in Section 3.8 of this Indenture.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes or each series thereof, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1   DEFINITIONS.

“ACH System” means the Automated Clearing House system of the U.S. Federal Reserve Board or a successor system providing electronic funds transfers between banks.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “Control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting Notes, by contract or otherwise; and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Book Entry Note” has the meaning assigned to it in Section 2.6 hereof.

“Business Day” means, except as otherwise specified as contemplated by Section 2.2(c), with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the ACH System is closed and (2) not a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in San Francisco, California, Wilmington, Delaware, or New York, New York.

“Capital Stock” for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

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“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chief Executive Officer, , or by its Chief Financial Officer, and delivered to the Trustee or, with respect to Sections 2.1, 2.2(c), 2.3, and 6.2, any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.

“Corresponding CM Loan” or “CM Loan” means the CM Loan financed by the particular Series of Notes identified in the offering documents as a CM Loan and on which the payments of the Series of Notes depend.

“CM Loan Net Payments,” with respect to a CM Loan, means all CM Loan Payments net of all applicable Service Charges.

CM Loan Payments,” with respect to a CM Loan, means all amounts received by the Company, and not reversed through the ACH System within four Business Days, in connection with the repayment of such CM Loan, including without limitation, all payments or prepayments of principal and interest, any late fees and any amounts received by the Company upon collection efforts; PROVIDED, that CM Loan Payments shall not include any Unsuccessful Payment Fees received by the Company in respect of such CM Loan or any collection fees imposed in connection with collection efforts on a delinquent CM Loan by the Company or by a third-party collection agency.

“Default” means any event which is, or after notice or passage of time or both would be, an event of Default.

“Deposit Account” means a bank account of the Company where proceeds from the sale of a Series of Notes or the proceeds from the corresponding CM Loan to a Series of Notes is deposited.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Noteholder,” when used with respect to any Note, means, the person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof and shall include the terms of a particular series of Notes established as contemplated in Section 2.2(c).

“Interest Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Maturity,” when used with respect to any Note, means the date on which an installment of Principal thereof or interest thereon becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.

“Note” or “Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

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“Notes Depositary” means, with respect to Notes in the form of one or more Book Entry Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 2.6.

“Offering Memorandum” means each offering memorandum relating to the offering and sale of the Notes.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 9.4 and 9.6, signed in the name of the Company by its Chief Executive Officer or its Chief Financial Officer, and by its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 2.3, 6.2, 8.6, 9.4 and 9.6, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company.

“Payment Date” means any Principal Payment Date or Interest Payment Date.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Notes of any series, means the place or places where, subject to the provisions of Section 3.5, the Principal of and any interest on the Notes of that series are payable as specified as contemplated by Section 2.2(c).

“Principal” or “Principal Amount” of a Note, except as otherwise specifically provided in this Indenture, means the outstanding principal of the Note.

“Principal Payment Date,” when used with respect to any Note, means the Stated Maturity of an installment of Principal on such Note.

“Record Date” for the amounts payable on any Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 2.2(c).

“Restricted Note” has the meaning assigned to such term in Section 2.7 hereof.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended.

“Series of Notes” or “Note Series” means any issue of Notes issued to finance the making or purchase of a Corresponding CM Loan.

“Noteholder” or “Holder,” when used with respect to any Note, means a person in whose name a Note is registered on the Registrar’s books.

“Service Charge” means, with respect to any CM Loan, CM Loan Payments received by the Company as shown in the Offering Memorandum for each Series of Notes.

“Stated Maturity,” when used with respect to any installment of Principal thereof or interest thereon, means the date specified in such Note as the fixed date on which an amount equal to such installment of Principal thereof or interest thereon is due and payable.

“Subsidiary” means, with respect to any person, a corporation or other entity of which a majority of the Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors (or similar body) of such corporation or other entity is owned by (i) such person, (ii) such person and one or more Subsidiaries or (iii) one or more Subsidiaries of such person.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trust Estate” means all right, title and interest of the Company in and to (a) the CM Loan Documents (b) revenues, (c) funds and (d) all other property of every name and nature from time to time hereafter by delivery or by writing mortgaged, pledged, delivered or hypothecated as and for Notes issued under this Indenture by the Company or by anyone on its behalf or with its written consent in favor of the Trustee.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“United States” means the United States of America, its territories, its possessions (including the Commonwealth of Puerto Rico), and other areas subject to its jurisdiction.

“Unsuccessful Payment Fees” means any fee imposed by the Company in respect of a CM Loan when the Company’s payment request is denied for any reason, including but not limited to insufficient funds in the borrower’s bank account or the closing of such bank account.

Section 1.2   OTHER DEFINITIONS.

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Term	Defined in Section
“Bankruptcy Law”	5.1
“Custodian”	5.1
“Defaulted Payment”	2.10
“Event of Default”	5.1
“Legal Holiday”	9.9
“Notice of Default”	5.1
“Outstanding”	2.8
“Paying Agent”	2.4
“Registrar”	2.4

Section 1.3    RULES OF CONSTRUCTION. Unless the context otherwise requires:

(a)       a term has the meaning assigned to it;

(b)       an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time;

(c)       “OR” is not exclusive;

(d)       “including” means including, without limitation; and

(e)       words in the singular include the plural, and words in the plural include the singular.

ARTICLE II
THE NOTES

Section 2.1   FORMS GENERALLY. The Notes of each series and the certificate of authentication in respect thereof shall be in substantially the form set forth on Exhibit A as shall be established by delivery to the Trustee of a Company Order, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or as otherwise required by law, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Officers executing such Notes as evidenced by their execution of the Notes. The Notes shall be in fully registered form only and shall be printed, lithographed, engraved, word processed or evidenced in electronic form or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Notes as evidenced by their execution of such Notes.

Section 2.2   TITLE, TERMS AND DENOMINATIONS

(a)       The aggregate Principal Amount of Notes that may be authenticated and delivered under this Indenture shall be unlimited.

(b)       To the extent provided in, and except as otherwise permitted by, this Indenture, (1) the Notes shall be special limited obligations of the Company and (2) no payments of Principal and interest on the Notes of any series shall be payable unless the Company has received CM Loan Payments in respect of the CM Loan corresponding to such series, and then shall be payable equally and ratably on the Notes of such series only to the extent of the CM Loan Net Payments related to the CM Loan corresponding to such series.

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(c)       As more specifically described in Section 3.8, each series of Notes shall constitute a valid claim of the respective owners thereof against the CM Loan, its notes, its mortgage and all other documents which are pledged to secure the payment of principal of, redemption premium, if any, and interest thereon and which shall be utilized for no other purpose whatsoever.

(d)       No Holder of a Note shall have any recourse against the Company unless and then only to the extent that the Company (1) has failed to pay such Holder the CM Loan Net Payments in respect of the CM Loan corresponding to such Holder’s Note or (2) has otherwise breached a covenant in this Indenture.

(e)       For each series of Notes there shall be established and, subject to Section 2.3, set forth, or determined in the manner provided, in a Company Order:

(1)       the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);

(2)       the limit upon the aggregate Principal Amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of Notes of the series pursuant to Sections 2.7 or 8.5);

(3)       the CM Loan that corresponds to Notes of the series and which secures the Notes in the event of a default under this indenture;

(4)       the Stated Maturity and Payment Dates of the Notes of the series and the Record Date for any amounts payable on any Payment Date;

(5)       the stated rate at which the Notes of the series shall bear interest;

(6)       the place or places where, subject to the provisions of Section 3.5, the Principal of and or interest on Notes of the series shall be payable, any Notes of the series may be surrendered for registration of transfer, and notices and demands to or upon the Company in respect of the Notes of the series and this Indenture may be served;

(7)       any legends in connection with restrictions on the transfer or transferability of Notes of the series;

(8)       the obligation, if any, of the Company to redeem Notes of the series at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series shall be purchased, in whole or in part;

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(9)       the denominations in which any Notes of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(10)     any addition to or change in the Events of Default which apply to any Notes of the series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 5.2;

(11)     any addition to or change in the covenants set forth in Article III which apply to Notes of the series; and

(12)     any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 8.1(7)).

All Notes of a series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to a Company Order pursuant to this Section 2.2(c) or in any indenture supplemental hereto.

(f)       Prior to the issuance of the initial series of Notes under this Indenture, a copy of the Chief Executive Officer’s resolution authorizing the execution, delivery and performance of this Indenture, shall be certified by the Chief Financial Officer or an Assistant Chief Financial Officer of the Company and delivered to the Trustee at or prior to the delivery of an Officer’s Certificate setting forth the general terms of the Notes. Such Officer’s Certificate shall provide general terms for the Notes and provide either that the specific terms of each series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company’s agents designated in an Officers’ Certificate, in accordance with the Company Order as contemplated by Section 2.3.

(g)       Within 5 days after closing the CM Loan for each series of Notes, the Company will provide all closing documents to the Trustee in electronic form.

Section 2.3    EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Notes shall be executed on behalf of the Company by its Chief Executive Officer or the Chief Financial Officer or the Assistant Chief Financial Officer. The signature of any of these officers on the Notes may be electronic, manual or facsimile.

Notes bearing the electronic, manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture (and subject to delivery of the Officers’ Certificate as set forth in Section 2.2 prior to the issuance of the initial series of Notes), the Company may authenticate and deliver Notes of any series and upon such authentication and delivery shall promptly provide a record of all such Notes executed and authenticated by the Company to the Trustee, together with a copy of the Company Order authorizing the authentication and delivery of such Notes;

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In addition, prior to the issuance of the initial series of Notes, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating:

(a)       that the forms of such Notes have been, and the terms of such Notes (when established in accordance with such procedures as may be specified from time to time in a Company Order, all as contemplated by and in accordance with a Chief Executive Officer’s Resolution pursuant to Section 2.2(d), as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture;

(b)       that such Notes, when (1) executed by the Company, (2) completed, authenticated and delivered by the Company in accordance with this Indenture, and (3) issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to customary exceptions; and

(c)       that all laws and requirements in respect of the execution and delivery by the Company of such Notes have been complied with.

The Trustee may conclusively rely, as to the authorization by the Company of any series of Notes, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.1, 2.2(c) and 2.2(d) and this Section, as applicable, at or prior to the time of the first authentication of Notes of the initial series of Notes unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Notes, the Trustee shall be entitled to assume, unless it has received written notice to the contrary or any of its Trust Officers has actual knowledge to the contrary, that the Company’s authentication and delivery such Notes do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Each Note shall be dated the date of its authentication.

The Company may appoint an authenticating agent, including itself, acceptable to the Trustee to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Company may do so. Each reference in this Indenture to authentication by the Company includes authentication by such agent.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Company by electronic or manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Company’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

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KORTH DIRECT MORTGAGE LLC
as Authenticating Agent
By:
Name:
Title:

Section 2.4    REGISTRAR AND PAYING AGENT. The Company shall maintain, with respect to each series of Notes, an office or agency where such Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Notes may be presented for purchase or payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co--registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with respect to each series of Notes with any Registrar, Paying Agent or co-registrar. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

The Company initially will serve as the Registrar and Paying Agent in connection with such Notes, provided however, that upon an Event of Default or a default that remains uncured or unwaived for 30 days, the Trustee may, at its discretion, become the Paying Agent, the Registrar or both. The Company shall promptly notify the Trustee in writing of any change to the Registrar or Paying Agent of the Notes. The Company or its agent shall be solely responsible for making all payments of principal and interest hereunder and the Trustee shall be entitled to rely upon the information of outstanding balances on the Notes and any information provided by the Company on payment of principal and interest without further investigation. Within thirty (30) days after the end of each fiscal quarter, the Paying Agent shall deliver to the Trustee a written report identifying, as of the date of such report, (i) the Principal Amount and accrued interest of each Note, (ii) all CM Loan Payments received by the Paying Agent, (iii) all CM Loan Net Payments paid to the Holders, (iv) name and contact information for each of the Holders, (v) issue and maturity dates of each Note and such other information as reasonably requested by the Trustee from time to time in order for the Trustee to determine the Principal Amount and accrued interest of each Note.

Section 2.5   PAYING AGENT TO HOLD MONEY AND NOTES IN TRUST. Except as otherwise provided herein, prior to or on each due date of payments in respect of any series of Notes, the Company shall deposit with the Paying Agent with respect to such Notes a sum of money sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee or the Company) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the making of payments in respect of the Notes of such series and shall notify the Trustee in writing of any default by the Company in making any such payment. At any time during the continuance of any such default, a Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust with respect to such Notes. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent for a series of Notes, it shall segregate the money held by it as Paying Agent with respect to such Notes and hold it as a separate trust fund. The Company at any time may require a Paying Agent for a series of Notes to pay all money held by it with respect to such Notes to the Trustee and to account for any money disbursed by it. Upon doing so, such Paying Agent shall have no further liability for the money.

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Section 2.6   SECURITIES DEPOSITORY PROVISIONS. All Notes issued hereunder shall be in global form (the “Book Entry Notes”). All Book Entry Notes shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The Company and/or its duly appointed agent acknowledge that they have executed and delivered a Letter of Representations to DTC. All payments of principal of, redemption premium, if any, and interest on the Book Entry Notes and all notices with respect thereto, including notices of full or partial redemption, shall be made and given at the times and in the manner set out in the Letter of Representations. The terms and provisions of the Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations. The Letter of Representations may be amended without Noteholder consent.

The book-entry registration system for all of the Book Entry Notes may be terminated and certificates delivered to and registered in the name of the Beneficial Owners, under either of the following circumstances:

(a)       DTC notifies the Company and the Trustee that it is no longer willing or able to act as Notes Depository for the Book Entry Notes and a successor Notes Depository for the Book Entry Notes is not appointed by the Company prior to the effective date of such discontinuation; or

(b)       The Company determines that continuation of the book-entry system through DTC (or a successor Notes depository) is not in the best interest of the Company or the owners of the Book Entry Notes.

In the event a successor Notes Depository is appointed by the Company, the Book Entry Notes will be registered in the name of such successor Notes Depository or its nominee. In the event certificates are required to be issued to Beneficial Owners, the Trustee, the Borrower and the Company shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of Book Entry Notes held by such Beneficial Owners.

The Beneficial Owners of Notes will not receive physical delivery of certificates. For so long as there is a Securities Depository for Notes, all of such Notes shall be registered in the name of the nominee of the Notes Depository, all transfers of beneficial ownership interests in such Notes will be made in accordance with the rules of the Notes Depository, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Notes is to receive, hold or deliver any certificate. The Company, and the Trustee shall have no responsibility or liability for transfers of beneficial ownership interests in such Notes.

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The Company, and the Trustee will recognize the Notes Depository or its nominee as the Noteholder of Book Entry Notes for all purposes, including receipt of payments, notices and voting; provided the Trustee may recognize votes by or on behalf of Beneficial Owners as if such votes were made by Noteholders of a related portion of the Notes when such votes are received in compliance with an omnibus proxy of the Notes Depository or otherwise pursuant to the rules of the Notes Depository or the provisions of the Letter of Representations or other comparable evidence delivered to the Trustee by the Noteholders.

With respect to Book Entry Notes, the Company and the Trustee shall be entitled to treat the Person in whose name such Note is registered as the absolute owner of such Note for all purposes of this Indenture, and neither the Company nor the Trustee shall have any responsibility or obligation to any Beneficial Owner of such Book Entry Note. Without limiting the immediately preceding sentence, neither the Company nor the Trustee shall have any responsibility or obligation with respect to (a) the accuracy of the records of any Notes Depository or any other Person with respect to any ownership interest in Book Entry Notes, (b) the delivery to any Person, other than a Noteholder, of any notice with respect to Book Entry Notes, including any notice of redemption or refunding, (c) the selection of the particular Notes or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of part of the Notes Outstanding or (d) the payment to any Person, other than a Noteholder, of any amount with respect to the principal of, redemption premium, if any, or interest on Book Entry Notes.

Section 2.7   LEGENDS AND TRANSFERS

Every Note that bears or is required under this Section 2.7 to bear the legend set forth in this Section 2.7 (collectively, the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.7 (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.7, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Note.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

“THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

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THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO KORTH DIRECT MORTGAGE, LLC (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION COMPLYING WITH RULE 144A, (C) INSIDE THE UNITED STATES TO INSTITUTIONAL “ACCREDITED INVESTORS” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

No transfer of any Note will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked. The Company and the Trustee reserve the right to require, prior to any offer, sale or other transfer made in which the fourth box of the Form of Assignment and Transfer has been checked the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee, as the case may be.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.7, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.7. The Company shall promptly notify the Trustee promptly after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act.

Section 2.8   OUTSTANDING NOTES; DETERMINATIONS OF HOLDERS’ ACTION. Notes of any series “Outstanding” at any time are, as of the date of determination, all the Notes of such series theretofore authenticated by the Company for such series except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be “Outstanding” because the Company or an Affiliate thereof is the Holder of the Note; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of Outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination.

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If the Paying Agent (other than the Company) holds, in accordance with this Indenture, at the final Stated Maturity, money sufficient to pay Notes payable on that date in full, then on and after that date such Notes shall cease to be Outstanding. If the Company is the Paying Agent, the applicable Notes will cease to be Outstanding after they are paid in full at the final Stated Maturity.

Section 2.9   CANCELLATION. All Notes surrendered for payment, or registration of transfer, shall, if surrendered to any person other than the Company, be delivered to the Trustee and all Notes so delivered shall be promptly cancelled by it. The Trustee may at any time cancel any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may cancel any Notes previously authenticated hereunder that the Company has not issued and sold. The Company may not reissue, or issue new Notes to replace, Notes that have been cancelled.

No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted in the form of Notes for any particular series or as permitted by this Indenture.

Section 2.10   PAYMENTS. Payment of Principal and interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the person in whose name that Note is registered at the close of business on the Record Date for such Payment Date.

Any payments on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Payment Date (herein called “Defaulted Payment”) shall forthwith cease to be payable to the Holder on the relevant Record Date, and such Defaulted Payment may be paid by the Company to the Holder of the Note on a record date chosen by the Company and in any lawful manner, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 2.7, each Note delivered under this Indenture upon registration of transfer of any other Note shall carry the rights to payments, which were carried by such other Note. Except as otherwise set forth herein, the Trustee shall have no duties with regards to payments of the Notes.

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Section 2.11   PERSONS DEEMED OWNERS. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of Principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12   CUSIP NUMBERS. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13   REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Authenticating Agent, upon receipt of a Company Order, will authenticate a replacement Note of the same Series if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture, equally and proportionately, with all other Securities of the Series duly issued hereunder.

ARTICLE III
COVENANTS

Section 3.1   PAYMENT OF NOTES. The Company shall promptly make all payments in respect of each series of Notes in lawful money of the United States on the dates and in the manner provided in the Notes but solely from the sources provided pursuant to Section 2.2(b) and, to the extent not otherwise so provided, pursuant to this Indenture. The Company shall have no liability or obligation with respect to the payment of the purchase price of any Notes except to the extent of the CM Loan Net Payments in respect of the CM Loan corresponding to such series. At the Company’s option, payments of Principal or interest may be made by check or by transfer to an account maintained by the payee.

Section 3.2   SEC REPORTS.

(a)        At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act.

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(b)       The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 3.2(b) at the time such documents are so filed, it being understood that the Trustee shall have no obligation to determine if the Company has filed any such document or report on EDGAR (or any successor thereto).

(c)       Delivery of the reports and documents described in Section 3.2(a) and Section 3.2(b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

Section 3.3   COMPLIANCE CERTIFICATE; STATEMENT BY OFFICERS AS TO DEFAULT. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2018) an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of any Default that occurred during such period. If they do, such Officers’ Certificate shall describe the Default and its status.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto. Until such time as the Trustee receives in writing a report of any Event of Default, the Trustee shall not be deemed to have notice of such Event of Default.

Section 3.4   FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.5  MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in each Place of Payment for such series an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served. The office of the Company at 440 North Wolfe Road, Sunnyvale, California 94085 shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency.

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The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.6   CM LOAN SERVICING.

(a)       With respect to each series of Notes, the Company shall use commercially reasonable efforts to service and collect the CM Loan corresponding to such series, in good faith, accurately and in accordance with industry standards customary for servicing mortgage loans such as the CM Loans. Notwithstanding the generality of the foregoing, (1) referral of a delinquent CM Loan to a collection attorney on the 31st day of its delinquency shall be deemed to constitute commercially reasonable servicing and collection efforts; and (2) the Company shall have the right, at any time and from time to time, to amend or waive any term of such CM Loan if it deems such actions to be in the best interest of the corresponding Note holders. Should such amendment or waiver occur a letter signed by the Chief Executive Officer shall be delivered to the Trustee with a description of the reasons for taking such action. The Trustee shall have no duty prior to an Event of Default hereunder to pursue any actions or remedies with regards to the CM Loans and payments thereon.

(b)       With respect to each series of Notes, the Company shall use commercially reasonable efforts to maintain backup servicing arrangements providing for the CM Loan corresponding to such series to be serviced and collected in good faith, accurately and in accordance with industry standards customary for servicing CM Loans such as the CM Loans. The Company shall promptly notify the Trustee in writing of any appointment or replacement of a third-party servicer of a CM Loan not identified in a Company Order.

Section 3.7   LIMITATION ON DEBT BY COMPANY. As long as any Notes are outstanding under this Indenture, the Company may incur no debts other than the Notes, compensation owed to employees, rent for offices or equipment, obligation to electric or other utilities and informational services and any other services reasonably necessary to assist the Company in carrying out its mortgage origination and servicing and Note servicing functions. Notwithstanding the foregoing, the Company may incur debt secured by mortgage CM Loans it has issued when such debt may be used as a warehouse or holding facility for the issuance of Notes.

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Section 3.8   SECURITY INTEREST. Separately, for each Series of Notes, the Company hereby pledges, assigns and grants to the Trustee, as security for the due payment and performance of all the Company’s responsibilities under this Indenture for the Notes, for the benefit of the Trustee on behalf of the Holders, a security interest in and to all of its right, title and interest, whether now or hereafter existing or acquired, all its interest in each Series of Notes’ CM Loan as follows: (a) the Company’s right to payment under the Underlying CM Loans, (b) the (1) promissory note, (2) deed of trust, mortgage, security agreement, assignment of leases and rents or other similar instrument or agreement securing the obligations of the borrower with respect to the Underlying CM Loan, (3) CM Loan agreement, (4) environmental indemnity, (5) guaranty, and (6) all of the documents, instruments or agreements evidencing or otherwise securing each Underlying CM Loan (collectively, the “Underlying CM Loan Documents”); (c) the Deposit Account and all money and other property from time to time credited to the Deposit Account; (d) all money, cash, instruments, interest, income and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing held for the benefit and security of the Holders of the Notes; (e) all present and continuing right, power and authority of the Company, in the name and on behalf of the Company, as agent and attorney-in-fact, or otherwise, to make claim for and demand performance on, under or pursuant to any of the foregoing held for the benefit and security of the Holders of the Notes, to bring actions and proceedings thereunder or for the specific or other enforcement thereof, or with respect thereto, to make all waivers and agreements, to grant or refuse requests, to give or withhold notices, and to exercise all rights, remedies, powers, privileges and options, to grant or withhold consents and approvals and do any and all things and exercise all other discretionary rights, options, privileges or benefits which the Company is or may become entitled to do with respect to the foregoing held for the benefit of the Holders of the Notes without notice to, consent or approval by or joinder of the Company; and (f) all revenues, issues, products, accessions, substitutions, replacements, profits and proceeds of and from all the foregoing (collectively, the “Collateral”). At the expense of the Company, the Company agrees to execute, deliver and file, within ten (10) days of the issuance of any Series of Notes, such further agreements, instruments and certificates as may be necessary to preserve, perfect and protect the title and interests of the Trustee on behalf of the Holders of that Series of Notes, including but not limited to, the execution by the Company of an instrument of assignment to the Trustee and the execution by the Company and the filing of financing statements pursuant to the UCC. The Company shall, at its expense, do any and all further acts and execute, acknowledge, deliver, file, register and record any further documents as are reasonably necessary in order to protect the Trustee’s title to and first priority perfected security interest in the Collateral, subject to no Liens or charges of any type whatsoever except for Liens pursuant to and permitted by this Indenture.

In furtherance of the grant of the security interest in the Collateral for the Notes, upon and during continuance of an Event of Default with respect to the Notes of a particular Series, the Company grants to the Trustee on behalf of the Holders the full, exclusive and irrevocable right, power and authority to exercise any and all rights of the Company with respect to the Corresponding CM Loan corresponding to such series of Notes held for the benefit of the Holders of the Notes of such series, and each contract, agreement or other document or instrument included therein. The Trustee agrees that, except upon and during the continuance of an Event of Default with respect to Notes of a particular series, it shall not exercise the power of attorney, or any rights granted to the Trustee pursuant to this Section 3.8 for any Notes of a series not subject to an Event of Default. The Trustee further agrees that, the Trustee shall only exercise power of attorney and the other rights granted to the Trustee pursuant to this Section 3.8 with respect to the CM Loan corresponding to the series of Notes in which an Event of Default occurs and shall not exercise and shall be prohibited from exercising such rights against any CM other that the CM relating to such series. The Trustee shall have no duty to ensure that the CM Loan described herein is properly secured and has no duty to investigate whether the Company has properly vested the rights described in this Indenture to the Trustee and properly pledged to the Trustee the Security hereunder or under the Underlying Notes. In the event that any CM Loan is not properly pledged or assigned to the Trustee, the Trustee shall have no liability to the Holders of the Notes.

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ARTICLE IV
SUCCESSOR CORPORATION

Section 4.1   WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(a)       either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)       immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(c)       the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease of its properties and assets substantially as an entirety, the Company shall be discharged from all obligations and covenants under this Indenture, and the Notes.

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ARTICLE V
DEFAULTS AND REMEDIES

Section 5.1    EVENTS OF DEFAULT. Unless otherwise specified as contemplated by Section 2.2(c) with respect to any series of Notes, an “Event of Default” occurs, with respect to each series of the Notes individually, if:

(1)       the Company defaults, subject in each case, to the limitations set forth in Sections 2.2(b) and 3.1 and in the Notes in the payment of any Principal of, or interest upon, any Note of such series when the same becomes due and payable and continuance of such default for a period of 30 days after receipt by the Company of a Notice of Default from the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes of all Series for which such Default exists;

(2)       the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (1) above and other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Notes other than such series) and such failure continues for 90 days after receipt by the Company of a Notice of Default PROVIDED, HOWEVER, that if the Company shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 90 days, then such period shall be increased to such extent as shall be necessary to enable the Company diligently to complete such curative action. A Default under this clause is not an Event of Default until the Trustee notifies the Company, or the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes of all Series for which such Default exists, notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified after receipt of such notice;

(3)       there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(4)       (a) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal state law, (d) the Company (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company takes any corporate action in furtherance of any such actions in this clause (4); or

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(5)       any other Event of Default provided with respect to Notes of that series.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors. “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes of all series for which such Default exists notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” Notwithstanding anything herein to the contrary, the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Notes of any Series for which it is acting as Trustee unless written notice of such default or Event of Default (which shall state that such notice is a “Notice of Default” or a “Notice of an Event of Default” hereunder, as the case may be) shall have been given to a Trust Officer of the Trustee by the Company, or by the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes of all Series for which such Default exists.

Section 5.2   ACCELERATION. If an Event of Default specified in Section 5.1(3) or (4) occurs and is continuing, the Principal (or portion thereof) of all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders, notwithstanding the second sentence of Section 3.1 hereof and without respect to whether there are or will be CM Loan Net Payments in respect of the CM Loans corresponding to the Notes. The Holders of a majority in aggregate Principal Amount of all Outstanding Notes, by notice to the Trustee (and without notice to any other Noteholder) may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, and (ii) all Events of Default specified in Section 5.1(3) or (4) have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. For avoidance of doubt, there shall be no acceleration of the Principal (or portion thereof) of any Notes upon the occurrence of and Event of Default other than an Event of Default specified in Section 5.1(3) or (4).

Section 5.3   OTHER REMEDIES. If an Event of Default with respect to a series of Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy to (a) collect the payment of the whole amount then due and payable on such Notes for Principal and interest, with interest upon the overdue Principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest from the date such interest was due, at the rate or rates prescribed therefor in such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including amounts due the Trustee under Section 6.6 or (b) enforce the performance of any provision of the Notes or this Indenture.

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The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Pursuit of remedies by the Trustee shall be subject to the restrictions and protections by the Holders pursuant to this Indenture.

Section 5.4   WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal Amount of the Outstanding Notes of any series, by written notice to the Trustee (and without notice to any other Noteholder), may on behalf of the Holders of all the Notes of such series waive an existing Default with respect to such series and its consequences except (1) an Event of Default described in Section 5.1(1) with respect to such series or (2) a Default in respect of a provision that under Section 8.2 cannot be amended without the consent of the Holder of each Outstanding Note of such series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 5.5   CONTROL BY MAJORITY. If an Event of Default shall have occurred and be continuing with respect to any Series of Notes, the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes of such Series for which a Default exists may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. If the Series of Notes includes more than one Class, the Holders of Notes of all Classes shall vote together, without distinction among the Classes. Such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not in the Trustee’s reasonable discretion be adequate. Before proceeding to exercise any right or power hereunder at the written direction of such Holders, the Trustee shall receive from such Holders security or indemnity satisfactory to the Trustee, against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability.

Section 5.6   LIMITATION ON SUITS. A Holder of any Note of any series may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)       the Holder gives to the Trustee written notice stating that an Event of Default with respect to the Notes of that series is continuing;

(2)       the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes of that series make a written request to the Trustee to pursue the remedy;

(3)       such Holder or Holders offer to the Trustee Note or indemnity satisfactory to it against any loss, liability or expense satisfactory to the Trustee;

(4)       the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of Note or indemnity; and

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(5)       the Holders of a majority in aggregate Principal Amount of the Outstanding Notes of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.7   RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Note to receive payment of the Principal of and (subject to Section 2.10) interest on such Note on the Stated Maturity or Maturities expressed in such Note held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

Section 5.8   COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 5.1(1) with respect to Notes of any series occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to such series of Notes and the amounts provided for in Section 6.6.

Section 5.9   TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue Principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)       to file and prove a claim for the whole amount of Principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due the Trustee under Section 6.6) and of the Holders of Notes allowed in such judicial proceeding,

(b)       to terminate the Company’s rights to service the CM Loans and require the substitution of a backup servicer in place of the Company, and

(c)       to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

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Nothing herein contained shall be deemed to authorize the Trustee or the holders of Notes to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 5.10   PRIORITIES. If the Trustee collects any money pursuant to this Article V, it shall pay out the money in the following order and, in case of the distribution of such money on account of Principal or interest, upon presentation of the Notes, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the Trustee for amounts due under this Indenture;

SECOND: to Noteholders for amounts due and unpaid for the Principal and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Principal and interest, respectively; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.10. At least 15 days before such record date, the Company shall mail or electronically transmit to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 5.11   UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7 or a suit by Holders of more than 10% in aggregate Principal Amount of the Outstanding Notes of any series, or to any suit instituted by any Holder of any Note or coupon for the enforcement of the payment of the Principal of or interest on any Note or the payment of any coupon on or after the Stated Maturity or Maturities expressed in such Note.

Section 5.12   WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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ARTICLE VI
TRUSTEE

Section 6.1   DUTIES OF TRUSTEE.

(a)       If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)       Except during the continuance of an Event of Default with respect to Notes of any series:

(1)       the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they reasonably conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations, legal conclusions or other facts stated therein).

(c)       The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(1)       this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.1;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5 or exercising any trust or power conferred upon the Trustee under this Indenture.

(d)       Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 6.1.

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(e)       (e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties and the Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)       Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for any interest on any money received by it except as the Trustee may otherwise agree in writing with the Company. Notwithstanding anything contained in this Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to a Trustee under the provisions of the Trust Indenture Act of 1939 as in effect as of the date of this Indenture, and as if binding upon this Indenture.

Section 6.2   RIGHTS OF TRUSTEE.

(a)       The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)       The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Opinion of Counsel (or both), Company Order or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper believed to be genuine and to have been signed or presented by the proper party or parties.

(e)       Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company.

(f)       The Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(g)       The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee Note or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

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(h)       Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, Note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in the aggregate principal amount of the Notes of such series then Outstanding; PROVIDED, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of any such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Note afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expense or liabilities as a condition to proceeding; the reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand.

(i)       The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

(j)       The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(k)       In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)       The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the designated corporate trust office of the Trustee, and such notice references the Notes and this Indenture and is given by the Company or by Holders of a at least a majority in aggregate Principal Amount of the Outstanding Notes of a Series for which such Default exists.

(m)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

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(n)       The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. Neither the Trustee nor the Company shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another. Except for those actions that the Trustee is required to take hereunder without written direction, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder. The Trustee shall have no responsibility to record this agreement or any other agreement, to prepare or file any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any ownership or security interest or lien or to prepare or file any tax, qualification to business or securities law filing or report. The Trustee shall have no duty to monitor or supervise the duties and obligations of the Company, the Paying Agent or the Registrar under this Indenture or any other agreement or ensuring their compliance with or performance of the terms thereof.

(o)       The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 6.3   INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Authenticating Agent, Registrar or co-registrar or any other agent of the Company may do the same with like rights.

Section 6.4   TRUSTEE’S DISCLAIMER. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes and shall not be responsible for any statement in any Offering Memorandum, or in this Indenture or the Notes or for the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 6.5   NOTICE OF DEFAULTS. If a Default with respect to the Notes of any series occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder of Notes of such series notice of such Default within 90 days after it occurs. Except in the case of a Default described in Section 5.1(1) with respect to any Note of such series or a Default in the payment of any sinking fund installment with respect to any Note of such series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of Notes of such series.

Section 6.6   COMPENSATION AND INDEMNITY. The Company agrees:

(a)       to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)       to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation for extraordinary services by the Trustee including hourly costs for time rendered in connection with an Event of Default, and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

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(c)       to fully indemnify the Trustee and any of its officers, directors, employees, affiliates and agents of the Trustee (the “Indemnitees”) to the fullest extent permitted by law for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including legal fees and expenses and fees and expenses incurred in connection with enforcement of its rights hereunder), judgments, fines, penalties, interest, settlements, or other amounts arising from any and all threatened, pending or completed claims, demands actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to acts occurring before or after the date of this Indenture incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder(including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, demand, claim, liability, cause of action or expense may be attributable to its own gross negligence, willful misconduct or bad faith) .

To secure the Company’s payment obligations in this Section 6.6, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay the Principal of or interest, if any, on particular Notes.

The Company’s obligations pursuant to this Section 6.6 shall survive the discharge or other termination of this Indenture or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(3) or (4), the expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 6.7   REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 6.7. The Holders of a majority in aggregate Principal Amount of the Outstanding Notes at the time outstanding may remove the Trustee with respect to the Notes by so notifying the Trustee and may appoint a successor Trustee, which successor Trustee shall, in the absence of an Event of Default, be reasonably acceptable to the Company. The Company shall remove the Trustee if:

(1)       the Trustee fails to comply with Section 6.9;

(2)       the Trustee is adjudged bankrupt or insolvent;

(3)       a receiver or public officer takes charge of the Trustee or its property; or

(4)       the Trustee otherwise becomes incapable of acting.

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If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes of one or more series, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any series).

In the case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail or electronically transmit a notice of its succession to Holders of Notes of the particular series with respect to which such successor Trustee has been appointed. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.6.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, subject, nevertheless, to its lien, if any, provided for in Section 6.6.

If a successor Trustee with respect to the Notes of any series does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Outstanding Notes of such series at the time outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

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If the Trustee fails to comply with Section 6.9, any Holder of a Note of such series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 6.8   SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 6.9.   ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee shall have a combined capital and surplus of at least $50,000,000.00 as set forth in its most recent published annual report of condition.

ARTICLE VII
SATISFACTION AND DISCHARGE

Section 7.1   DISCHARGE OF LIABILITY ON NOTES. This Indenture shall upon Company Request cease to be of further effect as to all Outstanding Notes or all Outstanding Notes of any series, as the case may be (except as to any surviving rights of registration of transfer of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)       either

(1)       all Outstanding Notes or all Outstanding Notes of any series, as the case may be, theretofore authenticated and delivered, (other than Notes or Notes of such series, as the case may be, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 7.2) have been delivered to the Company or the Trustee for cancellation; or

(2)       all such Notes not theretofore delivered to the Company or the Trustee for cancellation,

(i)       have become due and payable, or

(ii)       will become due and payable at their Stated Maturity within one year;

and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee or the Company for cancellation, for principal and any interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity, as the case may be;

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(b)       the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes of any series, the obligations of the Company to the Trustee with respect to the Notes of that series under Section 6.6, the obligations of the Company to any Authenticating Agent and, if money shall have been deposited with the Trustee pursuant to clause (b) of this Section, Section 7.2 shall survive. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Section 7.2   REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company on Company Request any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors with limited recourse as described herein and in the Notes unless an applicable abandoned property law designates another person.

ARTICLE VIII
SUPPLEMENTAL INDENTURES

Section 8.1   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders of Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)       to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(2)       to add to the covenants, agreements and obligations of the Company for the benefit of the Holders of all of the Notes or any series thereof, or to surrender any right or power herein conferred upon the Company; or

(3)       to establish the form or terms of Notes of any series as permitted by Sections 2.1 and 2.2(c), respectively; or

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(4)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.7; or

(5)       to cure any ambiguity, defect or inconsistency;

(6)       to amend restrictions on transferability of any Notes on any series in any manner that does not adversely affect the rights of any Noteholder in any material respect;

(7)       to add to, change or eliminate any of the provisions of this Indenture (which addition, change or elimination may apply to one or more series of Notes), PROVIDED that any such addition, change or elimination shall neither (A) apply to any Note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Note with respect to such provision;

(8)       to additionally secure the Notes;

(9)       to conform the provisions of this Indenture or the Notes to the “Description of Notes” section or any similar section in the Offering Memorandum; or

(10)     to make any other change that does not adversely affect the rights of any Noteholder in any material respect.

Section 8.2   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Outstanding Notes of each series affected by such supplemental indenture, the Company and the Trustee may amend this Indenture or the Notes of any series or may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes of such series and under this Indenture; PROVIDED, HOWEVER, that no such amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1)       change the Stated Maturity of the Principal of, or any installment of Principal or interest on, any such Note, or reduce the Principal Amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof pursuant to Section 5.2, or change the Place of Payment where, or change the coin or currency in which, any installment of principal of or interest on, any such Note is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

(2)       reduce the percentage in Principal Amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) with respect to the Notes of such series provided for in this Indenture; or

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(3)       modify any of the provisions of this Section, Section 5.4 (clauses (1) and (2)) or 5.7, except to increase the percentage of Outstanding Notes of such series required for such actions to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or supplemental indenture under this Section 8.2 becomes effective, the Company shall mail or electronically transmit to each Holder of the particular Notes affected thereby a notice briefly describing the amendment.

Section 8.3   REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment or waiver with respect to a series of Notes becomes effective, a consent to it or any other action by a Holder of a Note of that series hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same obligation as the consenting Holder’s Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the Company or an agent of the Company certifies to the Trustee that the consent of the requisite aggregate Principal Amount of the Notes of that series has been obtained. After an amendment, waiver or action becomes effective, it shall bind every Holder of Notes of that series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver with respect to a series of Notes. If a record date is fixed, then notwithstanding the first two sentences of the immediately preceding paragraph, those persons who were Holders of Notes of that series at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 8.4   NOTATION ON OR EXCHANGE OF NOTES. Notes of any series authenticated and delivered after the execution of any supplemental indenture with respect to such series pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of such series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared, executed, authenticated and delivered by the Company in exchange for outstanding Notes of that series.

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Section 8.5   TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee may but shall not be obligated to sign any supplemental indenture authorized pursuant to this Article VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

Section 8.6   EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except to the extent otherwise set forth thereon.

ARTICLE IX
MISCELLANEOUS

Section 9.1   NOTICES. Any notice or communication shall be in writing and delivered in person, mailed by first-class mail, postage prepaid or transmitted electronically to any Holder at the registered address maintained in the Company’s records; PROVIDED, that any notice or communication by and among the Trustee and the Company may be made by telecopy and shall be effective upon receipt thereof and shall be confirmed in writing, mailed by first-class mail, postage prepaid, and addressed as follows:

if to the Company:

Korth Direct Mortgage, LLC
2937 SW 27th Avenue Ste. 307

Miami, Florida 33133

Email: info@jwkorth.com

if to the Trustee:

Delaware Trust Company

Attention: Corporate Trust Administration

251 Little Falls Drive

Wilmington, DE 19808

Email: trustadmin@delawaretrust.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

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Any notice or communication given to a Holder of Notes shall be transmitted electronically to or mailed to such Noteholder at the Noteholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Failure to electronically transmit or mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders of Notes of the same series. If a notice or communication is electronically transmitted or mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company electronically transmits or mails a notice or communication to the Holders of Notes of a particular series, it shall electronically transmit or mail a copy to the Trustee and each Registrar, co-registrar or Paying Agent, as the case may be, with respect to such series.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Notes as set forth above, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes.

Section 9.2   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)       an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)       an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 9.3   FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

35

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Section 9.4   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)       statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(3)       a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 9.5   SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.6   RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. With respect to the Notes of a particular series, the Trustee with respect to such series of Notes may make reasonable rules for action by or a meeting of Holders of such series of Notes. With respect to the Notes of a particular series, the Registrar and the Paying Agent with respect to such series of Notes may make reasonable rules for their functions.

Section 9.7   LEGAL HOLIDAYS. A “Legal Holiday” is any day other than a Business Day. If any specified date (including an Interest Payment Date or Stated Maturity of any Note, or a date for giving notice) is a Legal Holiday at any Place of Payment or place for giving notice, then (notwithstanding any other provision of this Indenture or of the Notes other than a provision in the Notes of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or Principal need not be made at such Place of Payment, or such other action need not be taken, on such date, but the action shall be taken on the next succeeding day that is not a Legal Holiday at such Place of Payment with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity or such other date.

36

Section 9.8   GOVERNING LAW AND JURISDICTION; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A NOTE (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS INDENTURE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 9.9   NO RECOURSE AGAINST OTHERS. A director, officer, employee or, member , as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder of such Note shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 9.10   SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 9.11   EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.12   BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefits or any legal or equitable right, remedy or claim under this Indenture.

37

Section 9.13   MULTIPLE COUNTERPARTS. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument. In addition, the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 9.14   FORCE MAJEURE. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 9.15   U.S.A. PATRIOT ACT. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

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IN WITNESS WHEREOF, the parties set forth above have executed this Indenture as of the ate first set forth above.

KORTH DIRECT MORTGAGE, LLC

By: /s/ James W. Korth

Name:	James W. Korth
Title:	Chief Executive Officer

Attest: /s/ Holly C. MacDonald-Korth

Name: Holly MacDonald-Korth

Title: Chief Financial Officer

DELAWARE TRUST COMPANY, solely in its capacity as Trustee

By: /s/ Thomas Musarra

Name: Thomas Musarra
Title: Vice President

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EXHIBIT A

Form of Note

[FORM OF FACE OF NOTE]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE ISSUE PRICE OF THE NOTE IS THE STATED PRINCIPAL AMOUNT OF THIS NOTE, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY OF THIS NOTE. A HOLDER SHOULD CONTACT J. W. KORTH AT 800 454 1628 FOR [Note: seems to be missing some language.].

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL unless (1) such transfer is effected on a trading system that is recognized by the Company, and (2) this Note has been presented by the registered Holder (as defined below) to the Company or its agent for registration of transfer.

[INCLUDE FOLLOWING LEGEND IF A BOOK ENTRY NOTE]

[UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED NOTE]

[THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

A-1

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO KORTH DIRECT MORTGAGE, LLC (THE “COMPANY”) OR ANY OF ITS SUBSIDIARIES, (B) INSIDE THE UNITED STATES TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION COMPLYING WITH RULE 144A, (C) INSIDE THE UNITED STATES TO INSTITUTIONAL “ACCREDITED INVESTORS” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.]

MORTGAGE SECURED NOTE SERIES NO.                      1

KORTH DIRECT MORTGAGE, LLC

No. _____________	[CUSIP ]

HOLDER:                                        2

CORRESPONDING CM LOAN:                                         3

STATED PRINCIPAL AMOUNT OF THIS NOTE: U.S. $                                        4

AGGREGATE PRINCIPAL AMOUNT OF THIS SERIES OF NOTES: U.S. $                    5

INTEREST RATE:                    6

SERVICE CHARGE: 7 OF ALL CM LOAN NET INTEREST PAYMENTS.

ORIGINAL ISSUE DATE:                                         7

[1]	Insert CM Loan ID number for Corresponding CM Loan.

[2]	[Note: seems to be missing some language.]

[3]	Insert description of Corresponding CM Loan.

A-2

[4]	Insert principal amount of Corresponding CM Loan.

[5]	Insert maximum aggregate principal amount of series, which should be aggregate principal amount of Corresponding CM Loan.

[6]	Insert stated interest rate as CM Loans stated in offering document for the CM Loan.

[7]	Insert percentage rate of Service Charge in the offering document which is the difference between the interest rate on the Corresponding CM Loan and the Stated Interest Rate of the Note.

[8]	Insert date corresponding to date of closing of Corresponding CM Loan.

MATURITY DATE: the date the Corresponding CM Loan matures.                                        9

EXTENSION OF MATURITY DATE: Each Note will mature on the Maturity Date, unless the maturity of the Note is extended date of the final payment on the CM Loan or other disposition of the debt by the borrower.

PAYMENT DATES: Subject to the limitations on payment described below, the Company will make payments of principal and interest on the twenty- fifth day of each month or should that not be a Business Day then on the following Business Day for any payments received and not paid from the Corresponding Loans long as such Corresponding Loan Payments were received at least four business days prior to the Note Payment Date described above.

SECURITY FOR THIS NOTE: Korth Direct Mortgage LLC pursuant to Section 3.8 of the Indenture has pledged all its interest in the Corresponding CM Loan identified above as security for payment of this Note.

Korth Direct Mortgage LLC, a limited liability company duly organized and existing under the laws of the Florida (herein called the “Company”), for value received, hereby promises to pay to the person identified as the “Holder” above (the “Holder”), principal and interest on this Note in U.S. dollars in an amount equal to the Holder’s equal and ratable share of the CM Loan Net Payments on each Payment Date (in accordance with the payment schedule for this Note), which is available on www.KDMinvestor.com and subject to prepayment) until the Maturity Date or such later date if CM Loan Payments are collected after a default on the CM Loan by the borrower. For the avoidance of doubt, (1) no payments of principal and interest on this Note shall be payable unless the Company has received CM Loan Payments, and then only to the extent of CM Loan Net Payments in respect of those CM Loan Payments related to the Corresponding CM Loan identified above that have been received by the Company, and (2) no Holder of the Note shall have any recourse against the Company unless, and then only to the extent that, the Company has failed to pay such Holder the CM Loan Net Payments or otherwise breached a covenant in this Indenture described below that is applicable to the series of Notes of which this Note forms a part. Subject to certain exceptions provided in this Indenture referred to below, the principal and interest payable on any Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Payment Date or maturity date.

A-3

“Record Date” shall mean the second Business Day immediately preceding each Interest Payment Date.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions are authorized or obligated by law or executive order to close in San Francisco, California or New York, New York.

If, on the Maturity Date, any principal or interest payments in respect of the Corresponding CM Loan remain due and payable to the Company, the maturity date of this Note will be extended to the date we receive final payment on the Corresponding CM Loan identified above.

If, on the Maturity Date, no principal or interest payments in respect of the Corresponding CM Loan remain due and payable to the Company, the Note will mature on the Maturity Date. All payments of principal and interest on this Note due to the Holder hereof shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer to the Holder’s designated sub-account in the trust account maintained by the Company. All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of this Note shall be rounded to the nearest cent (with one-half cent being rounded upward).

This Note is one of a duly authorized series of special limited obligations of the Company (hereinafter called the “Notes”) all issued or to be issued under and pursuant to an Indenture dated as of September 20, 2018 (hereinafter called the “Indenture”), duly executed and delivered by the Company and Delaware Trust Company, as trustee (hereinafter called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture for a statement of such terms. As provided in the Indenture, the Notes may be issued in one or more separate series, which different series may be issued in various aggregate principal amounts, mature at different times, bear interest at different rates, be subject to different covenants and events of default, and otherwise vary as provided or permitted in the Indenture.

If an Event of Default described in Section 5.1(3) or (4) of the Indenture occurs and is continuing, the unpaid stated principal amount hereof will become and be immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

A-4

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of Notes affected thereby, at the time Outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of this Note; PROVIDED, HOWEVER, that no such supplemental indenture shall (1) change the Stated Maturity of the principal of, or any installment of principal or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon that would be due and payable upon a declaration of acceleration of maturity thereof or change the place of payment where, or change the coin or currency in which, any installment of principal and interest on any such Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) with respect to the Notes, or (3) modify any of the provisions of Section 8.2, Section 5.4 (clauses (1) and (2)) or Section 5.7 of the Indenture, except to increase the percentage of Outstanding Notes required for such actions to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes of all affected series at the time outstanding, on behalf of the holders of all the Notes of such series, to waive, insofar as those series are concerned, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.

This Note is not entitled to any sinking fund. This Note is not redeemable at the option of the Holder.

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in Miami, Florida a new Note or Notes in authorized denominations in Dollars for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any stamp tax or other governmental charge imposed in connection therewith.

The Company, the Trustee, and any paying agent may deem and treat the registered Holder hereof as the absolute owner of this Note at the Holder’s address as it appears on the register books of the Company as kept by the Company or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Note.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future member, shareholder, manager, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

A-5

Unless otherwise defined herein, terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. To the extent that provisions contained in this Note are inconsistent with the provisions set forth in the Indenture, the provisions contained herein will apply.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Company or its duly authorized agent under the Indenture referred to above.

A-6

IN WITNESS WHEREOF, KORTH DIRECT MORTGAGE, LLC has caused this instrument to be signed by its duly authorized officers.

Dated:

KORTH DIRECT
MORTGAGE, LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes of the series of Notes designated therein referred to in the within-mentioned Indenture.

KORTH DIRECT MORTGAGE LLC,

as Authenticating Agent

By:
Name:
Title:

A-7

Exhibit B

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,

hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints_______________to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:

☐	To Korth Direct Mortgage, LLC or any of its subsidiaries; or

☐	Inside the United States to a QIB in a transaction complying with Rule 144A; or

☐	Inside the United States to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended), that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Note (the form of which letter can be obtained from such trustee); or

☐	Outside the United States in compliance with Rule 904 under the Securities Act of 1933, as amended; or

☐	Pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available); or

☐	In accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended (and based upon an opinion of counsel, certification and/or other information if Korth Direct Mortgage, LLC so requests); or

☐	Pursuant to an effective registration statement under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if the Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

B-1